UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 30, 2008
Royal Gold, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-13357 (Commission File Number)	84-0835164 (IRS Employer Identification No.)
1660 Wynkoop Street, Suite 1100, Denver, CO 80202
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: 303-573-1660
N/A
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
On July 30, 2008, Royal Gold, Inc. ( “Royal Gold”) entered into a Royalty Purchase and Sale Agreement with Barrick Gold Corporation (“Barrick”) to acquire a portfolio of royalties from Barrick for net cash consideration of $150,000,000 and a restructuring of certain of Royal Gold’s royalty positions at Barrick’s Cortez Pipeline Mining Complex in Nevada. Pursuant to the terms of the agreement, Royal Gold will acquire royalties on 77 properties from Barrick for $181,500,000 in cash and Barrick will acquire from Royal Gold a portion of Royal Gold’s GSR2, GSR3 and NVR1 royalties at Barrick’s Cortez Pipeline Mining Complex for $31,500,000 in cash. As a result of the restructuring of these royalties, Royal Gold’s GSR2 royalty, currently ranging from 0.72% to 9.0%, will be reduced to match the sliding-scale royalty rate on Royal Gold’s GSR1 royalty, currently ranging from 0.40% to 5.0%, and Royal Gold’s 0.71% GSR3 and 0.39% NVR1 royalties on the undeveloped Crossroads deposit claims will be transferred to Barrick. Royal Gold’s GSR1 royalty and the portions of its GSR3 and NVR1 royalties that cover areas outside of the Crossroads deposit claims at the Cortez Pipeline Mining Complex will not be affected by the transaction.
Certain royalties in the Barrick royalty portfolio to be acquired by Royal Gold are subject to third party buy down rights and third party purchase rights. Pursuant to the agreement, in the event any third parties exercise their rights to buy down or acquire any royalties from the Barrick portfolio, such royalties will not be transferred to Royal Gold and Barrick will pay to Royal Gold an amount in lieu of transferring such royalties.
The Royalty Purchase and Sale Agreement contains customary representations, warranties and covenants, including covenants that Barrick and Royal Gold will not sell the royalties subject of the agreement to any third party or enter into discussions with any third party regarding the sale of such royalties, except with respect to certain royalties subject to third party buy down rights or purchase rights. The Royalty Purchase and Sale Agreement also contains customary indemnification provisions in favor of Barrick and Royal Gold, including survival periods for representations, warranties and covenants; thresholds and baskets limiting when a claim may be pursued by an indemnified party; caps on the total amount of liability with respect to claims that may be pursued; and a provision that allows Barrick to repurchase royalties in lieu of defending indemnification claims raised by Royal Gold with respect to such royalties. The consummation of the transaction is subject to certain customary closing conditions.

Item 8.01	Other Events
On July 31, 2008, Royal Gold issued a press release announcing entry into the Purchase and Sale Agreement. A copy of the press release is filed herewith as Exhibit 99.1 and incorporated into this Item 8.01 by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

99.1	Press Release dated July 31, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL GOLD, INC.
Date: August 5, 2008	By:	/s/ Karen Gross
		Name:	Karen Gross
		Title:	Vice President and Corporate Secretary

Exhibit Index

Exhibit No.

99.1	Press Release dated July 31, 2008